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                                                                  EXHIBIT  10(g)

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, effective as of this 18th day of November, 1994, is by and between EARL SCHEIB, INC., a Delaware corporation (the "Company") and DANIEL A. SEIGEL, an individual whose mailing address is 1801 Century Park East, Los Angeles, CA. 90067 ("Employee").

                                   RECITALS

     A. Employee has developed considerable familiarity with and expertise in retail and manufacturing operations.

     B. Employee and the Company desire to provide for Employee's employment by the Company upon the terms and conditions set forth in this Employment Agreement.

                                   AGREEMENT

     1.   Employment.  The Company hereby agrees to employ Employee and Employee
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hereby agrees to serve the Company as its President and Chief Executive Officer
and shall report only to the Board of Directors of the Company.

     2.   Employment Term.  Subject to the terms and conditions hereof, Employee
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shall serve at the discretion of the Board of Directors (the "Employment Term").

     3.   Responsibilities.  During the Employment Term, Employee shall render
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such services to the Company and its affiliates as are reasonably required by the Board of Directors of the Company and as may be required by virtue of the office(s) and positions held by Employee. Such responsibilities shall include but not be limited to:

          (a) devoting Employee's full time and best effort (subject to Employee's existing commitments to entities for which he is serving as a director) to the performance of all responsibilities to the Company and its subsidiaries to further the business and interests of the Company and its subsidiaries, and shall perform the services contemplated herein faithfully, diligently, to the best of his ability;

          (b) reviewing all the Company's expense areas including operational areas to reduce expenses where appropriate;

          (c) concentrating the Company's efforts in shops and markets that are and can be profitable in order to increase the Company's operating and net profits;

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          (d)  implementing strategies to improve the Company's competitive position and increase its market share;

          (e) establishing effective management systems with a view toward implementing the Company's financial objective of increasing profits;

          (f) improving the Company's public image by implementing various proven marketing approaches and improving customer services;

          (g) implementing strategies to maximize the value of the Company's assets; and

          (h) implementing appropriate shareholder relations and financial public relations programs.

     4.   Permanent Disability and Death.
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          (a)  If during the Employment Term, Employee is prevented from performing duties or fulfilling responsibilities by reason of any incapacity or disability, if any, for a continuous period of six months, then the Company, in its sole and absolute discretion, may consider such incapacity or disability to be permanent and may, upon 90 days written notice to Employee, terminate Employee's employment hereunder, but Employee shall continue to be eligible to receive any benefits to which he may be entitled under the terms of the Company's long term disability plan for its employees, if any. In the event of such disability, the Company shall pay Employee full compensation under Section 5 until such termination.

          (b) The Employment Term, unless terminated earlier, shall automatically terminate on the last day of the month in which the death of Employee occurs.

     5.   Compensation.  As full compensation for all services rendered pursuant
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to this Employment Agreement, the Company agrees to pay Employee a gross salary equal to at least $250,000 per year (the "Salary") subject to annual review. The Salary shall be payable in installments not less frequently than semi-monthly in accordance with the regular employee salary procedure from time to time adopted by the Company. There shall be deducted from all Compensation paid to Employee such sums, including, but without limitation, social security, income tax withholding, disability and unemployment insurance, as Company is obligated by law to withhold.

     6.   Bonus.  Notwithstanding Section 5 above, Employee may receive a bonus
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of up to $60,000 on or about April 30, 1995 ("Fiscal '95"), at the discretion of the Board of Directors. Prior to the end of Fiscal '95 the Board of Directors will meet and

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decide upon the adoption of a management bonus plan which plan will cover
Employee and other members of the Company's senior management for future periods.

     7.   Options.  Notwithstanding Section 6 above, the Company shall grant
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Employee an option to purchase common stock of Company on the terms and conditions stated in that certain Stock Option Agreement of even date herewith.

     8.   Expenses.  During the Employment Term, the Company shall allow
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Employee reasonable travel, business entertainment, and other business expenses incurred in the performance of his duties hereunder, subject to the rules and regulations adopted by the Company for the handling of such business expenses.

     9.   Other Benefits.  During the Employment Term, the Company shall provide
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Employee with the same insurance and other benefits that the Company makes available to other similarly situated employees with the exception of those offered under the Company's Supplemental Employee Retirement Plan.

     10.  Non-Competition Covenant.  Employee agrees that (i) if Employee is
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employed by Company for less than five (5) years, for one (1) year, or (ii) if
Employee is employed by Company for five (5) years or more, for two (2) years, from the termination of employment with the Company or any of its affiliates (the one (1) or two (2) year period, as applicable, shall be referred to as the "Non-Competition Term"), not, either individually or in a partnership, or in conjunction with any person or persons, firms, association, syndicate, corporation or other entity or venture, as principal, partner, shareholder, director, officer, consultant, employee, agent or in any manner whatsoever, either directly or indirectly,

          (a) to provide or offer to provide, on behalf of a competitor of the Company, products or services that compete with the business of the Company to any customer or client, or prospective customer or client, of the Company;

          (b) to provide or offer to provide, on behalf of a competitor of the Company or of any of its affiliates, products or services that compete with the business of the Company or of any of its affiliates to any customer or client, or prospective customer or client, of the Company or of any of its affiliates;

          (c) to engage in or become interested in or advise any business, person, firm, association, syndicate, corporation or other entity or venture engaged in any city where the Company or any of its affiliates operates its business and within a 50 mile radius of the boundaries of any such city, of any business substantially similar to the business carried on by the Company or any of its affiliates. Except as (i) required by law or judicial process or (ii) accordance with his fiduciary obligations to the Company.

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     11.  Confidentiality Covenant.  Except as (i) required by law or judicial
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process or (ii) in accordance with his fiduciary obligations to the Company,
Employee agrees while employed by the Company and thereafter for a period of two years not, directly or indirectly, to disclose or use to the detriment of the Company or any of its affiliates (the term "affiliates" as used in this Employment Agreement is understood to mean subsidiaries, and parent and brother/sister corporations of the Company) or for the benefit of any other person or firm any confidential information or trade secrets which are not readily available in the public domain (including, but not limited to, the identity and particular needs of any customer of the Company or any of its affiliates, the methods and techniques of any of the businesses of the Company or any of its affiliates, the marketing plans and objectives of the Company or any of its affiliates, the formula of any product of the Company or any of its affiliates) of the Company or any of its affiliates. Employee shall not, while employed by the Company or thereafter for a period of two years, directly or indirectly, induce, advise, recommend to, or participate in any effort to induce, any officer or employee of the Company or any of its affiliates to terminate employment with the Company. Furthermore, Employee shall deliver promptly to the Company upon termination of employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas; and other documents (and all copies thereof) relating to the business of the Company or any of its affiliates and all property associated therewith, then possessed or under the control of the Employee.

     12.  Remedies for Breach.  Employee acknowledges that the legal remedies
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for breach of the covenants contained in Sections 10 or 11 are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its affiliates in the event of a breach or a threatened breach of any covenant contained in Sections 10 or 11, the Company or any of its affiliates may:

          (a) Obtain preliminary and permanent injunctions against any and all such actions, and

          (b) Seek to recover from Employee monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including attorneys' fees) incurred by the Company or any of its affiliates in enforcement of such covenants.

     13.  Grounds for Termination of Employment.  Without limiting the power
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granted to the Board of Directors pursuant to Section 2 hereof, the Company may terminate Employee if for Just Cause which is defined as (a) the commission of a criminal act against, or in derogation of the interests of the Company or any of its affiliates, (b) knowingly and in violation of his fiduciary duties to the Company, divulges confidential information about the Company or any of its affiliates to a competitor or to the public which results in a material adverse change in the business of the Company or any of its affiliates, their businesses or reputations; by giving

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written notice to Employee specifying the default and stating that if such default is not cured to the satisfaction of the Board of Directors of the Company within five business days, employment will be terminated. The Employment Term shall terminate automatically five business days after the date notice is given if the default has not been cured to the satisfaction of the Company provided that if Employee has taken deliberate steps to cure the default such term shall continue for an additional 30 days and if such default is not then cured, Employee's employment shall automatically terminate.

     14.  Effect of Termination of the Employment Term.
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          (a)  Upon the termination of Employee's employment pursuant to Section
13 hereof, the parties' obligations hereunder, except as set forth in Sections
9, 10, and 11 hereof, shall terminate; provided, however, that rights and remedies accruing prior to such termination or arising out of the breach of this Employment Agreement shall survive. In the event of a material, unexcused breach by the Company of its obligations hereunder which breach has not been cured within a reasonable time period (which shall not be less than fifteen business days) after Employee has given written notice to the Board of Directors of the Company specifying such breach in detail and demanding cure, the parties' obligations hereunder, except as set forth in Sections 9, 10, and 11 hereof, shall terminate; provided, however, that rights and remedies accruing prior to such termination or arising out of the breach of this Employment Agreement shall survive.

          (b) If Employee is terminated except as stated in Section 13, Company shall pay Employee six (6) months of his then Compensation as severance and continue the benefits provided for in Section 9 hereof for a period of six (6) months from the date of termination.

     15.  Notice.  Any notice required to be given by the Company hereunder to
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Employee shall be in proper form if signed by a director (excluding Employee) of the Company giving notice for a majority of the Board. Until one party shall advise the other in writing to the contrary, notices shall be deemed delivered:

          (a) To the Company if delivered to a director or the highest ranking officer (excluding Employee) of the Company, or, if mailed, certified or registered mail, postage prepaid to:

                         Earl Scheib, Inc.
                         8737 Wilshire Boulevard
                         Beverly Hills, CA  90211
                         Attn:  Corporate Secretary

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          (b)  To Employee if delivered to Employee in person or if mailed, by certified or registered mail, postage prepaid, to the address set forth at the head of this Employment Agreement.

     16.  Benefit.  This Employment Agreement shall bind and inure to the
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benefit of Employee, the Company, and their respective heirs, personal representatives, successors and assigns; provided that Employee may not assign any rights or obligations hereunder without the prior written consent of the Company.

     17.  Termination of Prior Agreements.  When this Employment Agreement
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becomes effective it shall supersede all prior arrangements or understandings concerning Employee's employment by the Company but shall in no way affect the Stock Option Agreement.

     18.  Governing Law.  This Employment Agreement shall be governed by and
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construed and enforced in accordance with the internal laws of the State of
California.

     19.  Severability.  The provisions of Sections 10 and 12 of this Employment
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Agreement are severable and the invalidity of any one or more of such provisions does not affect or limit the enforceability of the remaining provisions or paragraphs of this Employment Agreement.

     20.  Headings.  The headings in this Employment Agreement are solely for
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convenience of reference and shall not affect its interpretation.

     21.  No Waiver.  No failure on the part of any party hereto at any time to
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require the performance by any other party of any term of the Employment
Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Employment Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

     22.  Entire Agreement; Written Modifications.  This instrument contains the
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entire agreement between the parties with respect to the subject matter hereof;
all representations, promises and prior or contemporaneous understandings relating to Employee's employment by the Company are merged into and expressed in this instrument. This Employment Agreement shall not be amended, modified or supplemented without the written agreement of the parties at the time of such amendment, modification or supplement.

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     23.  Counterparts.  This Employment Agreement may be executed in separate
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counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.

     EXECUTED AND EFFECTIVE as of the date first written above.

                                     EARL SCHEIB, INC.,
                                     a Delaware corporation


                                     By:________________________________________
                                     Title:_____________________________________



                                     ___________________________________________
                                     DANIEL A. SEIGEL

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